Exhibit 10.1

December 30, 2014

Mr. Geoffrey Beal

Vice President and Treasurer

HIE Retail, LLC

One Memorial City Plaza,

800 Gessner, Suite 875,

Houston, TX 77024

RE:	Credit Agreement dated November 14, 2013 (the “Credit Agreement”), between HIE Retail, LLC (the “Borrower”) and Bank of Hawaii (the “Bank”) together with the financial institutions listed in Schedule I of the Credit Agreement, as Lenders.

Dear Mr. Beal,

I am pleased to inform you that the Lenders have approved the following amendment.

Section 2.03 (b) of the Credit Agreement is amended in its entirety to the following:

(b) Initial Term Loan Availability. Subject to the terms and conditions of this Agreement, each Lender severally agrees to advance to Borrower on the Closing Date a Term Loan in the principal amount of such Lender’s Term Loan Commitment in the amount of Twenty-Six Million Dollars ($26,000,000) (such amount to be referred to herein as the “Initial Term Loan Commitment”). The Borrower will not be entitled to borrow the remaining Four Million Dollars ($4,000,000) of the Total Term Loan Commitment until such time as Borrower and Smiley’s have obtained liquor licenses for each and every location at which the Retail Business is operated and a liquor license is required. Borrower’s ability to draw the remaining Four Million Dollars ($4,000,000) of the Total Term Loan Commitment shall expire on June 30, 2015.

All other terms and conditions, as amended, shall remain unchanged.

Please indicate your acknowledgement and acceptance of the foregoing by signing and returning page 2 of this letter agreement to us by December 31, 2014. This letter agreement may be executed in any number of counterparts, each of which shall be deemed to be an original against any part whose signature appears thereon, and all of which shall together constitute one instrument.

We appreciate your business and continue to look forward to working with you and your staff. Please feel free to contact me at 694-8286 if you have any questions.

Sincerely,

BANK OF HAWAII

By:	/s/ Rod Peroff
Name:	Rod Peroff
Title:	Vice President

PO Box 2900 ● Honolulu, HI 96846-6000 ● Tel 1-888-643-3888 ● boh.com

HIE Retail, LLC	December 30, 2014

AMERICAN SAVINGS BANK, F.S.B

By:	/s/ Liane Khim
Name:	Liane Khim
Title:	Vice President

CENTRAL PACIFIC BANK

By:	/s/ Fernando Lopez
Name:	Fernando Lopez
Title:	Vice President

“Lenders”

Acknowledgment and Acceptance

I hereby acknowledge, accept, and reaffirm the terms and conditions of the foregoing letter on this 30th day of December, 2014.

HIE Retail, LLC, a Hawaii limited liability company

By:	/s/ Geoff Beal
Name:	Geoff Beal
Title:	VP and Treasurer

“Borrower”